Exhibit 99.1

LOANOUT AGREEMENT

This LOANOUT AGREEMENT, dated as of May 15, 2005 (the “Agreement”), by and among CDRV Investors, Inc., a Delaware corporation (“Investors”), CDRV Holdings, Inc., a Delaware corporation (“Holdings”), and VWR International, Inc., a Delaware corporation (“VWR” and, together with Investors and Holdings, the “Company Group”), and Clayton, Dubilier & Rice, Inc., a Delaware corporation (“CD&R”).

W I T N E S S E T H:

WHEREAS, the Company Group and CD&R are parties to a Consulting Agreement, dated as of April 7, 2004 (the “Consulting Agreement”), among Investors, Holdings, CDRV Acquisition Corporation, a Delaware corporation (“CDRV Acquisition”), CDRV Delaware, Inc., a Delaware corporation (“CDRV Delaware”), and CD&R, and an Indemnification Agreement, dated as of April 7, 2004 (the “Indemnification Agreement”), among Investors, Holdings, CDRV Acquisition, CDRV Delaware, CD&R and Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership (the “CD&R Fund”);

WHEREAS, the members of the Company Group desire to obtain the services of Mr. James W. Rogers (“Rogers”), an employee of CD&R, to perform the functions of Chief Executive Officer for each member of the Company Group and CD&R is willing to make such services available to each member of the Company Group upon and subject to the terms and conditions hereof; and

WHEREAS, this Agreement has been approved by the Boards of Directors of each member of the Company Group, including a majority of the disinterested directors of each member of the Company Group;

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

1.                                       Services.  CD&R shall make available the services of Rogers to each member of the Company Group, and each member of the Company Group shall make use of the services of Rogers to serve as its Chief Executive Officer, commencing and effective as of May 15, 2005, until the expiration of the Term (as defined in Section 2(a) hereof).  Rogers shall be available to render such services on such part-time or full-time basis as shall be mutually agreeable to Rogers, CD&R and the members of the Company Group.  Without limiting the foregoing, Rogers may serve as an officer or director of CD&R or other corporations or entities and devote such time to performing such duties as Rogers, in his sole discretion, deems necessary or appropriate.  The services of Rogers to be made available to the members of the Company Group hereunder shall be deemed part of the services provided by CD&R pursuant to the Consulting Agreement.  No separate or additional consideration shall be payable hereunder for the services of Rogers, beyond that payable under the Consulting Agreement.

2.                                       Term.

(a)                                  This Agreement shall be effective as of May 15, 2005.  The term of this Agreement (the “Term”) shall commence on May 15, 2005 and shall terminate on the earliest to occur of (i) the termination of the Consulting Agreement in accordance with its terms, (ii) the date that is ten (10) business days following delivery of written notice of such termination by CD&R, on the one hand, or Investors, on the other hand, to such other party, (iii) the election of a successor Chief Executive Officer of the members of the Company Group by the Boards of Directors of such members of the Company Group in accordance with their respective by-laws and (iv) Rogers’ death, permanent disability or resignation from his employment with CD&R or his position with the members of the Company Group.

(b)                                 The expiration of the Term shall not affect the continuing effectiveness of the Consulting Agreement or the Indemnification Agreement, each of which shall continue to be in full force and effect and enforceable in accordance with its terms.  Without limiting the foregoing, the applicable members of the Company Group shall continue to, and to be obligated to, pay and reimburse all fees, expenses and other amounts when due under the Consulting Agreement and the Indemnification Agreement and perform all of their respective other obligations thereunder.

3.                                       Indemnification.  All performance by, and all actions or omissions of, CD&R or Rogers under or in respect of this Agreement shall be deemed to be pursuant to the Consulting Agreement, and shall be entitled to the benefits of the indemnification and other provisions of the Consulting Agreement and the Indemnification Agreement.

4.                                       Independent Contractor Status.  CD&R and each member of the Company Group agree that the furnishing of Rogers’ services hereunder by CD&R is solely as an independent contractor, with CD&R retaining control over and responsibility for its own operations and personnel.  Neither CD&R nor any of its employees or agents (including Rogers) shall, solely by virtue of the Agreement or the arrangements hereunder, be considered employees, principals, partners, co-venturers or agents of any member of the Company Group.

5.                                       Notices.  Any notice or other communication required or permitted to be given or made under this Agreement by one party to the other parties shall be in writing and shall be deemed to have been duly given and to be effective (i) on the date of delivery if delivered personally or (ii) when sent if sent by first-class mail, postage prepaid, by registered or certified mail or by facsimile or other electronic transmission, as follows (or to such other address as shall be given in writing by one party to the other parties in accordance herewith):

If to any member of the Company Group, to:

VWR International, Inc.

1310 Goshen Parkway

P.O. Box 2656

West Chester, PA 19380

Attn:  Secretary

Telephone:                                    (610) 431-1700

Telecopy:                                           (610) 701-9896

If to CD&R, to:

Clayton, Dubilier & Rice, Inc.

375 Park Avenue, 18th Floor

New York, New York 10152

Attn:  Theresa A. Gore

Telephone:                                    (212) 407-5200

Telecopy:                                           (212) 407-5250

With a copy to:

Debevoise & Plimpton LLP

19 Third Avenue

New York, New York 10022

Attn:  Franci J. Blassberg, Esq.

Telephone:                                    (212) 909-6000

Telecopy:                                           (212) 909-6836

6.                                       General.

(a)                                  Entire Agreement.  This Agreement, together with the Consulting Agreement and the Indemnification Agreement, (i) contain the complete and entire understanding and agreement of CD&R and the members of the Company Group with respect to the subject matter hereof, and (ii) supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including but not limited to in respect of the furnishing of the services of Rogers in connection with the subject matter hereof.  There are no representations or warranties of Rogers or CD&R in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

(b)                                 Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

(c)                                  Counterparts.  This Agreement may be executed in several counterparts (including by facsimile), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

(d)                                 Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, provided that neither CD&R nor any member of the Company Group may assign any of its rights or obligations under this Agreement without the express written consent of the other parties hereto.

(e)                                  Governing Law.  This Agreement shall be deemed to be a contract made under, and is to be governed and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles or rules thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.  Each party hereto hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.  Each party hereto hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(f)                                    Waiver of Jury Trial.  Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement.  Each party hereby certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 6(f).

(g)                                 Amendment; Waivers.  No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and, in the case of any member of the Company Group, approved by resolution of the Boards of Directors of each member of the Company Group).  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  Neither the waiver by any party hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity or otherwise.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CDRV INVESTORS, INC.

By	/s/ JACK L. WYSZOMIERSKI
	Name:	Jack L. Wyszomierski
	Title:	Executive Vice President and
Chief Financial Officer

CDRV HOLDINGS, INC.

By	/s/ JACK L. WYSZOMIERSKI
	Name:	Jack L. Wyszomierski
	Title:	Executive Vice President and
Chief Financial Officer

VWR INTERNATIONAL, INC.

By	/s/ JACK L. WYSZOMIERSKI
	Name:	Jack L. Wyszomierski
	Title:	Executive Vice President and
Chief Financial Officer

CLAYTON, DUBILIER & RICE, INC.

By	/s/ THERESA A. GORE
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and
Assistant Secretary